As filed with the Securities and Exchange Commission on October 24, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CELESTICA INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

ONTARIO, CANADA	98-0185558
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

5140 Yonge Street, Suite 1900
Toronto, Ontario, Canada	M2N 6L7
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

AMENDED AND RESTATED DIRECTORS’ SHARE COMPENSATION PLAN

(FULL TITLE OF THE PLAN)

Arnold & Porter Kaye Scholer LLP
Attention: Managing Attorney
250 West 55th Street, New York, New York 10019-9710

(NAME AND ADDRESS OF AGENT FOR SERVICE)

(212) 836-8000

(Telephone number, including area code, of agent for service)

copies to:

Joel I. Greenberg, Esq. Sara Adler, Esq. Arnold & Porter Kaye Scholer LLP 250 West 55th Street New York, N.Y. 10019-9710 (212) 836-8000	Matthew Merkley, Esq. Blake, Cassels & Graydon LLP 199 Bay Street, Suite 4000 Commerce Court West Toronto, Ontario M5L 1A9 Canada (416) 863-2400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement on Form S-8 is filed by Celestica Inc. (Registrant) for the purpose of registering 50,000 of the Registrant’s Common Shares, without par value (Common Shares), issuable under its Amended and Restated Directors’ Share Compensation Plan (Plan).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 are omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (Securities Act), and the introductory Note to Part I of Form S-8. Such documents will be sent or given to participants in the Plan as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (Commission) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The Registrant hereby incorporates by reference into this Registration Statement the following documents:

(a)	the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2023 filed with the Commission on March 11, 2024;

(b)	Exhibit 99.1 to the Registrant’s Report on Form 6-K furnished to the Commission on January 30, 2024, containing the Registrant’s Unaudited Interim Condensed Consolidated Financial Statements for the quarter and year ended December 31, 2023, and the accompanying notes thereto;

(c)	Exhibit 99.1 and Exhibit 99.2 to the Registrant’s Report on Form 6-K furnished to the Commission on April 25, 2024, containing the Registrant’s Management’s Discussion and Analysis of Financial Condition and Results of Operations for the three months ended March 31, 2024, and its Unaudited Interim Condensed Consolidated Financial Statements for the three months ended March 31, 2024 and the accompanying notes thereto, respectively;

(d)	the Registrant’s Report on Form 6-K furnished to the Commission on April 25, 2024, containing the Registrant’s Certificate and Articles and Amendment, effective April 25, 2024, Certificate and Restated Articles of Incorporation effective April 25, 2024, and form of Common Share Certificate;

(e)	the Registrant’s Report on Form 6-K furnished to the Commission on June 25, 2024;

(f)	Exhibit 99.1 and Exhibit 99.2 to the Registrant’s Report on Form 6-K furnished to the Commission on July 25, 2024, containing the Registrant’s Management’s Discussion and Analysis of Financial Condition and Results of Operations for the three and six months ended June 30, 2024, and its Unaudited Interim Condensed Consolidated Financial Statements for the three and six months ended June 30, 2024 and the accompanying notes thereto, respectively;

(g)	Exhibit 99.1 and Exhibit 99.2 and to the Registrant’s Report on Form 6-K furnished to the Commission on October 23, 2024, containing the Registrant’s Management’s Discussion and Analysis of Financial Condition and Results of Operations for the three and nine months ended September 30, 2024, and its Unaudited Interim Condensed Consolidated Financial Statements for the three and nine months ended September 30, 2024 and the accompanying notes thereto, respectively; and

(h)	The description of the Registrant’s Common Shares contained in its Registration Statement on Form 8-A/A, filed with the Commission on April 25, 2024.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (Exchange Act), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. The Registrant will not, however, incorporate by reference in this Registration Statement any documents or portions thereof that are not deemed “filed” with the Commission, including any information furnished by the Registrant on Form 6-K or pursuant to Item 2.02 or Item 7.01 of its Current Reports on Form 8-K (when applicable) unless, and except to the extent, specified in such reports.

Any statement contained herein, or in any document (or portion thereof) incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed or furnished document (or portion thereof) which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

Under the Business Corporations Act (Ontario), a registrant may indemnify a present or former director or officer or a person who acts or acted at the registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by that individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the registrant or other entity; provided that the individual acted honestly and in good faith with a view to the best interests of the registrant or, as the case may be, to the best interests of such other entity and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that the individual’s conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval. An individual is entitled to indemnification from a registrant as a matter of right if the individual was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and the individual fulfilled the conditions set forth above. Under such Act, a registrant may advance money to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to above, but the individual must repay the money if the individual does not fulfil the conditions set forth above.

In accordance with and subject to the Business Corporations Act (Ontario), the by-laws of the Registrant provide for indemnification of a director or officer of the Registrant, a former director or officer of the Registrant, or a person who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, and such person’s heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such person in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity, if such person acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interests of the other entity for which such person acted as a director or officer or in a similar capacity at the Registrant’s request. Also, the by-laws provide that the Registrant may advance money to a director, officer or other person for the costs, charges and expenses of a proceeding referred to above, but the person shall repay the money if the person does not fulfill the conditions set forth above.

The directors and officers of the Registrant are covered by directors’ and officers’ insurance policies.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Pursuant to Item 8(a)(1) of Form S-8, no opinion of counsel is included herein as none of the securities to be issued under the Plan will be original issuance securities.

EXHIBIT NUMBER	DESCRIPTION

4.1	Form of Common Share Certificate, incorporated by reference to Exhibit 99.3 to the Registrant’s Report on Form 6-K furnished on April 25, 2024
4.2	Certificate and Restated Articles of Incorporation effective April 25, 2024, incorporated by reference to Exhibit 99.2 to the Registrant’s Report on Form 6-K furnished April 25, 2024
4.3	Amended and Restated By-law 1, incorporated by reference to Exhibit 99.3 to the Registrant’s Report on Form 6-K furnished on February 28, 2024
23.1	Consent of KPMG LLP, independent registered public accounting firm*
24.1	Power of Attorney (included in the signature page to this Registration Statement)*
99.1	Amended and Restated Directors’ Share Compensation Plan*
107	Filing Fee Table*

* Filed herewith.

Item 9.	Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Country of Canada, on the 23rd day of October, 2024.

CELESTICA INC.

By:	/s/ Robert A. Mionis
Robert A. Mionis
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert A. Mionis, Mandeep Chawla and Douglas Parker, and each of them, as such individual’s true and lawful attorney in fact and agent with full power of substitution, for such individual in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or the individual’s substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Robert A. Mionis	Director, President and Chief Executive Officer	October 23, 2024
Robert A. Mionis	(Principal Executive Officer)

/s/ Mandeep Chawla	Chief Financial Officer	October 23, 2024
Mandeep Chawla	(Principal Financial Officer and principal accounting officer)

/s/ Michael M. Wilson	Chair of Board and Director	October 23, 2024
Michael M. Wilson

/s/ Kulvinder (Kelly) Ahuja	Director	October 23, 2024
Kulvinder (Kelly) Ahuja

/s/ Robert A. Cascella	Director	October 23, 2024
Robert A. Cascella

/s/ Françoise Colpron	Director	October 23, 2024
Françoise Colpron

/s/ Jill Kale	Director	October 23, 2024
Jill Kale

/s/ Laurette T. Koellner	Director	October 23, 2024
Laurette T. Koellner

/s/ Luis A. Müller	Director	October 23, 2024
Luis A. Müller

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Celestica Inc. in the United States, on the 23rd day of October, 2024.

CELESTICA INC. (Authorized U.S. Representative)

By:	/s/ Robert A. Mionis
	Name:	Robert A. Mionis
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

23.1	Consent of KPMG LLP, independent registered public accounting firm

99.1	Amended and Restated Directors’ Share Compensation Plan

107	Filing Fee Table